SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                       _________________________
                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       the Securities Act of 1933

                    Commission File Number:  0-12643
                        _________________________
                        GANDALF TECHNOLOGIES INC.
          (Exact name of issuer as specified in its charter)

		ONTARIO, CANADA				Not Applicable
	(State or other jurisdiction			(I.R.S. Employer
	of incorporation or organization)		Identification No.)

130 Colonnade Road South
Nepean, Ontario
Canada K2E 7M4
(Address of principal Executive Offices)

1993 EMPLOYEE STOCK PURCHASE PLAN

STOCK OPTION PLAN FOR
EXECUTIVES AND DIRECTORS
(Full title of Plans)

THOMAS A. VASSILIADES
Gandalf Technologies Inc.
130 Colonnade Road South
Nepean, Ontario
Canada K2E 7M4
(613) 723-6500
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
ALBERT F. LILLEY, ESQ.
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005
(212) 530-5000

	CALCULATION OF REGISTRATION FEE



Title of	Amount to be	Proposed	Proposed	Amount of
Securities	Registered	Maximum	Maximum	Registration
to be		Offering	Aggregate	Fee
Registered		price per	Offering
		share*	Price


Common
Shares	160,000	US $3.199	US $511,856	US $176.502

(No par
value)	285,000	US $1.342   US $382,470  US $131.886

	125,000	US $1.080   US $135,000  US $ 46.551

	300,000	US $0.907	US $272,100	US $ 93.827

	 10,000	US $0.631 	US $  6,310	US $  2.176

	674,000	US $0.648	US $436,752	US $150.604

             281,000        US $0.90    US $252,900  US $ 87.207
	_______			_________
US
TOTAL	1,538,000			US $688.75







_________________________
* Pursuant to rule 457(h) of the Commission under the Securities Act of 1933, the amount of registratin fee was based on the exercise price for the options already granted, and on the average of high and low prices as reported on the NASDAQ National Market System on August 22,for the remaining shares.

		This Registration Statement registers (1) an additional 100,000 Common Shares with respect to the 1993 Employee Stock Purchase Plan (for a total registered amount of 200,000 Common Shares with respect to such Stock Purchase Plan) and (2) an additional 1,438,000 Common Shares with respect to the Stock Option Plan for Executives and Directors (for a total registered amount of 2,038,000 Common Shares with respect to such Stock
Option Plan).

		The Form S-8 Registration Statement (No. 33-50017) under the Securities Act of 1933, as amended, of Gandalf Technologies Inc. with respect to the 1993 Employee Stock Purchase Plan and the Stock Option Plan for Executives and Directors is incorporated by reference in this Amendment.

		Exhibits

		5.	Opinion of Goldberg, Shinder, Gardner & Kronick as to the
legality of the Common Shares being registered and to be issued by the Company.

		23.1	Consent of Peat Marwick Thorne.

		23.2	The consent of Goldberg, Shinder, Gardner & Kronick is
contained in their opinion filed as Exhibit 5 of this Registration Statement.

                              SIGNATURES


		Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nepean, Province of Ontario, Canada on this 11th day of August, 1994.

							GANDALF TECHNOLOGIES INC.


							By:  s/THOMAS A. VASSILIADES
  			                         ______________________
								Thomas A. Vassiliades
								President

	POWER OF ATTORNEY

		Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Thomas A. Vassiliades and Walter R. MacDonald, jointly and severally, his attorney-in-fact, each with full power of substation, to file one or more amendments (including post-effective amendments) to this Registration Statement as such attorney-in-fact deems appropriate, and to execute in the name and on behalf of each such person, individually and in each capacity stated below, any amendments to the Registration Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.

Signature				Title				Date

s/DESMOND CUNNINGHAM						August 11
_____________________
Desmond Cunningham		Director and Chairman	_________, 1994

s/ALEXANDER CURRAN 							August 11
_____________________
Alexander Curran		Director 				_________, 1994


s/CHARLES J. GARDNER          				August 11
____________________
Charles J. Gardner, Q.C.	Director 				_________, 1994

s/DONALD M. GLEKLEN							August 11
_____________________
Donald M. Gleklen		Director 				_________, 1994
s/ROBERT E. KEITH							August 11
_____________________
Robert E. Keith		Director 				_________, 1994


s/A.GRAHAM SADLER							August 11
_____________________						__________, 1994
A.Graham Sadler		Director

s/WALTER R. MACDONALD						August 11
_____________________
Walter R. MacDonald		Vice President, Finance	_________, 1994
					  (Principal Finance
					  and Accounting Officer)

s/THOMAS A. VASSILIADES						August 11
_____________________
Thomas A. Vassiliades	Director, President,	_________, 1994
					  and Chief Executive
					  Officer	(Principal
					  Executive Officer)
                           and Authorized
					  Representative in
					  the United States